                                                                      EXHIBIT 12

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                  (In millions)


                                                      FOR THE YEARS ENDED DECEMBER 31,
                                            1997       1996          1995        1994        1993
                                         --------    --------      --------    --------    --------
INCOME FROM CONTINUING OPERATIONS
BEFORE TAXES:                            $  704.2    $  880.2      $  654.9    $  446.6    $  624.4
                                         --------    --------      --------    --------    --------
Add (subtract):
  Portion of rents representative of
    interest                                 32.2        33.4          25.6        24.6        20.2
  Interest on bonds, mortgages &
    similar debt                            100.9        68.4          52.6        50.1        53.6
  Other Interest                             72.8       100.0          55.7        33.9        42.4
  Interest expense included in cost of
    plant construction                       (3.4)       (4.8)         (3.7)       (4.2)       (5.6)
  Income of unconsolidated venture             --          --            --         3.9          --
                                         --------    --------      --------    --------    --------
Income as adjusted                       $  906.7    $1,077.2      $  785.1    $  554.9    $  735.0
                                         ========    ========      ========    ========    ========

FIXED CHARGES:
  Portion of rents representative of
    interest                             $   32.2    $   33.4      $   25.6    $   24.6    $   20.2
  Interest on bonds, mortgages &
    similar debt                            100.9        68.4          52.6        50.1        53.6
  Other Interest                             72.8       100.0          55.7        33.9        42.4
                                         --------    --------      --------    --------    --------
                                         $  205.9    $  201.8      $  133.9    $  108.6    $  116.2
                                         ========    ========      ========    ========    ========
RATIO OF EARNINGS TO FIXED CHARGES            4.4         5.3           5.9         5.1         6.3
                                         ========    ========      ========    ========    ========